UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2012

HALCÓN RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35467	20-0700684
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Louisiana St., Suite 6700 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 538-0300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 6, 2012, Halcón Resources Corporation (“Halcón” or the “Company”) completed two transactions: (1) the acquisition of two wholly owned subsidiaries of Petro-Hunt Holdings, LLC and Pillar Holdings, LLC (collectively, the “Petro-Hunt Parties”), which own a total of approximately 81,000 net acres prospective for the Bakken and Three Forks formations primarily located in Williams, Mountrail, McKenzie and Dunn Counties, North Dakota (the “Williston Basin Transaction”); and (2) the private placement of 41,899,441 shares of Halcón common stock, par value $0.0001 per share, to CPP Investment Board PMI-2 Inc. (“CPPIB”) for gross proceeds of approximately $300.0 million, or $7.16 per share of common stock (the “CPPIB Transaction”). Halcón entered into several agreements in connection with the completion of the foregoing transactions:

Stockholders Agreement

Concurrently with the closing of the CPPIB Transaction, Halcón and CPPIB entered into a Stockholders Agreement (the “Stockholders Agreement”) providing, among other things, that for as long as CPPIB beneficially owns at least 5% of Halcón’s outstanding common stock, Halcón will recommend to its stockholders the election of one designee of CPPIB to Halcón’s board of directors, subject to the satisfaction of all legal and governance requirements regarding service as a director of Halcón and to the reasonable approval of the Nominating and Corporate Governance Committee of Halcón’s board of directors. Further, in the event that CPPIB beneficially owns at least 20% of Halcón’s outstanding common stock and Halcón’s board of directors consists of 10 or more persons, then Halcón will cause one additional person designated by CPPIB to be elected or appointed to Halcón’s board of directors and thereafter recommend to Halcón’s stockholders the election of such additional designee of CPPIB to Halcón’s board of directors, in each case, subject to the satisfaction of all legal and governance requirements regarding service as a director of Halcón and to the reasonable approval of the Nominating and Corporate Governance Committee of Halcón’s board of directors. CPPIB’s rights with respect to the foregoing terminate in the event CPPIB’s beneficial ownership of common stock of Halcón drops below such 20% and 5% thresholds, respectively.

The Stockholders Agreement also provides that, subject to the limitations discussed below, so long as CPPIB beneficially owns more than 5% of Halcón’s outstanding common stock, CPPIB will have the right to purchase a pro rata portion of any equity securities that Halcón may issue or sell. The foregoing does not apply to equity securities Halcón may issue pursuant to: compensatory arrangements; upon the exercise or conversion of options, warrants or other rights to acquire equity securities; in connection with acquisitions, mergers and business combinations; in connection with debt issuances; and as a dividend or upon a split or other pro rata distribution on Halcón’s common stock. Further, if the issuance of equity securities to CPPIB would require the approval of Halcón’s stockholders under the rules of the New York Stock Exchange (“NYSE”), then CPPIB will have the right only to purchase so many equity securities as may be permitted without stockholder approval under the rules of the NYSE unless Halcón seeks, and its stockholders approve, such issuance.

The Stockholders Agreement also provides CPPIB with certain registration rights relating to the shares of Halcón’s common stock beneficially owned by CPPIB, including (1) the agreement by Halcón to file a shelf registration statement covering such shares of common stock and to use its reasonable best efforts to cause such registration statement to be declared effective by the U.S. Securities and Exchange Commission (the “SEC”) by December 7, 2013, (2) the agreement by Halcón, upon the request of CPPIB after December 7, 2013, to effect an underwritten registration of the shares of common stock beneficially owned by CPPIB, and (3) subject to certain limitations, providing CPPIB with the right to include shares of common stock beneficially owned by CPPIB in a registration statement filed by Halcón to register a public offering by the Company. In connection with these registrations rights, Halcón has agreed to indemnify and hold harmless CPPIB, any underwriter and their respective controlling persons, from losses, claims, damages, and liabilities to which they may become subject insofar as they arise out of or are based upon any untrue statement of any material fact in the relevant registration statement or prospectus, or omission of material fact therefrom required to make the statements made therein not misleading. CPPIB has, in turn, agreed to indemnify Halcón for federal or state securities law violations that occur in reliance upon written information it provides to Halcón for inclusion in the registration statement.

The foregoing description of the Stockholders Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Amendment to HALRES Registration Rights Agreement

Halcón and HALRES LLC (“HALRES”) originally entered into a registration rights agreement (the “HALRES Agreement”) in connection with the closing of HALRES’ $550.0 million investment in Halcón on February 8, 2012. In connection with the closing of the CPPIB Transaction on December 6, 2012, Halcón and HALRES entered into the First Amendment to the HALRES Agreement (the “HALRES Amendment”), wherein HALRES has agreed to (i) waive the HALRES piggy-back registration rights with respect to the registration rights of CPPIB under the Stockholders Agreement and (ii) allow CPPIB to exercise its piggy-back registration rights pursuant to the Stockholders Agreement pro rata with the piggy-back registration rights of HALRES.

The foregoing description of the HALRES Amendment is qualified in its entirety by reference to the full text of that agreement, a copy of which is filed herewith as Exhibit 4.2 and is incorporated herein by reference.

Petro-Hunt Parties Registration Rights Agreement

In connection with the closing of the Williston Basin Transaction more particularly described under Item 2.01 below, Halcón entered into a registration rights agreement with the Petro-Hunt Parties. Under the terms of the registration rights agreement, Halcón has agreed to (i) file with the SEC on or before July 4, 2013, a registration statement covering resales of an aggregate of approximately 108.8 million shares of Halcón common stock underlying the 10,880.0993 shares of Halcón convertible preferred stock issued as partial consideration in the Williston Basin Transaction (more particularly described in Item 3.02 below), and (ii) use commercially reasonable efforts to cause the registration statement to be declared effective as soon as reasonably practicable after the registration statement is filed. Halcón has agreed to keep the registration statement effective, subject to certain exceptions, for up to five years after it is declared effective by the SEC. The registration rights agreement also provides for certain limited “piggy-back” registration rights pursuant to which the holders of Halcón common stock underlying the shares of preferred stock issued as partial consideration in the Williston Basin Transaction will be entitled to participate in underwritten public offerings by Halcón of its common stock.

Halcón has agreed to indemnify each selling stockholder for certain violations of federal or state securities laws in connection with any registration statement in which such selling stockholder sells its shares of Halcón common stock pursuant to these registration rights. Each selling stockholder has, in turn, agreed to indemnify Halcón for federal or state securities law violations that occur in reliance upon written information it provides to Halcón for inclusion in the registration statement.

The foregoing description of the registration rights agreement is qualified in its entirety by reference to the full text of that agreement, a copy of which is filed herewith as Exhibit 4.1 and is incorporated herein by reference.

Supplemental Indentures

Upon completion of the Williston Basin Transaction described under Item 2.01 of this current report, Halcón Williston I, LLC and Halcón Williston II, LLC (the “Williston Subs”) became subsidiaries of Halcón and contemporaneously guaranteed Halcón’s obligations under (i) that certain Indenture dated July 16, 2012, among Halcón, its subsidiaries and U.S. Bank National Association, as trustee (“U.S. Bank”), which governs the terms of Halcón’s 9.75% senior notes due 2020 (the “July Indenture”), and (ii) that certain Indenture dated November 6, 2012, among Halcón, its subsidiaries and U.S. Bank, as trustee, which governs the terms of Halcón’s 8.875% senior notes due 2021 (the “November Indenture”). On December 6, 2012, Halcón, its subsidiaries (including the Williston Subs) and U.S. Bank entered into that certain First Supplemental Indenture to add the Williston Subs as guarantors to Halcón’s obligations under the July Indenture (the “Third Supplemental Indenture”). Additionally, on December 6, 2012, Halcón’s subsidiaries and U.S. Bank entered into that certain First Supplemental Indenture to add the Williston Subs as guarantors to Halcón’s obligations under the November Indenture (the “First Supplemental Indenture”). The First Supplemental Indenture and the Third Supplemental Indenture amend and supplement the November Indenture and the July Indenture, respectively.

The foregoing descriptions of the First Supplemental Indenture and the Third Supplemental Indenture are qualified by reference to the full text of such documents, copies of which are filed herewith as Exhibits 4.3 and 4.4, respectively, and are incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On December 6, 2012, Halcón completed the Williston Basin Transaction, thereby acquiring the Williston Subs, which own, in the aggregate, a total of approximately 81,000 net acres prospective for the Bakken and Three Forks formations primarily located in Williams, Mountrail, McKenzie and Dunn Counties, North Dakota (the “Williston Basin Assets”). Halcón acquired the Williston Subs for a total adjusted purchase price of approximately $1.57 billion, consisting of approximately $756.1 million in cash and approximately $810.1 million in newly issued shares of Halcón preferred stock that will automatically convert into 108,800,993 shares of Halcón common stock (equivalent to a conversion price of approximately $7.45 per share), following stockholder approval of such conversion and an amendment to Halcón’s certificate of incorporation to increase the number of shares of common stock that Halcón is authorized to issue.

The shares of preferred stock were issued to the Petro-Hunt Parties in a private placement pursuant to the exemptions from registration provided in Regulation D, Rule 506, under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”).

Item 3.02	Unregistered Sales of Equity Securities.

In connection with the Williston Basin Transaction, on December 6, 2012 Halcón issued a total of 10,880.0993 shares of its 8% Automatically Convertible Preferred Stock, par value $0.0001 per share at a value of approximately $74,453 per share, comprising approximately $810.1 million of the purchase price paid by Halcón in the Williston Basin Transaction.

Each share of preferred stock will be convertible into a number of shares of Halcón common stock determined by dividing the liquidation preference of the preferred stock, which is equal to the liquidation price plus the amount of any accrued and unpaid dividends through the date of conversion, by the conversion price. No dividend will be paid on the preferred stock if it converts into common stock on or before April 6, 2013. Accordingly, until such date each share of preferred stock will automatically convert into 10,000 shares of common stock at an initial conversion price of approximately $7.45 per share of common stock and each fractional share of preferred stock will be initially convertible into a proportionate number of shares of common stock.

The preferred stock will automatically convert into Halcón common stock on the day immediately following the last to occur of: (1) approval by Halcón stockholders, and filing with the Secretary of State of the State of Delaware, of an amendment to Halcón’s Amended and Restated Certificate of Incorporation increasing the number of shares of common stock that Halcón is authorized to issue from approximately 336.7 million shares to an amount sufficient to permit conversion of the preferred stock; (2) approval by Halcón’s stockholders of the issuance of the common stock to be issued upon conversion of the preferred stock; and (3) approval of the NYSE of the listing of the common stock to be issued upon conversion of the preferred stock.

If the preferred stock is not converted into shares of Halcón common stock by April 6, 2013, the holders of the preferred stock will be entitled to receive quarterly dividends, when, as and if declared by Halcón’s board of directors, at the rate of 8% per annum on the aggregate liquidation preference per share from the original issue date, or approximately $64.8 million per annum. No dividends shall be payable or accrue on the preferred stock if it converts into common stock before such date.

The shares of Halcón preferred stock were issued to the Petro-Hunt Parties in a private placement pursuant to the exemptions from registration provided in Regulation D, Rule 506, under Section 4(2) of the Securities Act.

Additionally, on December 6, 2012, pursuant to the terms of that certain Common Stock Purchase Agreement dated October 19, 2012 between Halcón and CPPIB, Halcón issued 41,899,441 newly issued shares of its common stock to CPPIB for a total purchase price of approximately $300.0 million, or $7.16 per share. Net proceeds to Halcón were approximately $294.0 million following the payment of an approximate $6.0 million capital commitment payment to CPPIB upon closing of the CPPIB Transaction. The shares of Halcón common stock were issued to CPPIB in a private placement pursuant to the exemptions from registration provided in Regulation D, Rule 506, under Section 4(2) of the Securities Act.

Item 3.03	Material Modification to Rights of Security Holders.

Pursuant to the terms of the Reorganization and Interest Purchase Agreement dated October 19, 2012 by and between Halcón Energy Properties, Inc. and subsidiaries of the Petro-Hunt Parties (the “Purchase Agreement”), Halcón agreed to cause one individual designated by the Petro-Hunt Parties to be elected or appointed to Halcón’s board of directors, subject to the reasonable approval of Halcón’s Nominating and Corporate Governance Committee, for so long as the Petro-Hunt Parties beneficially own at least 5% of the outstanding shares of Halcón common stock. If the preferred stock has not converted into common stock on or before April 6, 2013 and there is no director appointed by the Petro-Hunt Parties serving on Halcón’s board of directors pursuant to the Purchase Agreement, the holders of the preferred stock, voting separately as a class, will be entitled to elect one member to Halcón’s board of directors.

Additionally, for as long as the preferred stock has not converted into common stock and remains outstanding, Halcón may not, without the approval of holders of two-thirds of Halcón’s preferred stock, undertake any of the following:

•

amend, alter, waive, repeal or modify (whether by merger, consolidation or otherwise) any provision of Halcón’s certificate of incorporation (including any filing or amending of a certificate of designation for any senior security or parity security) or bylaws so as to adversely affect or otherwise impair any of the rights, preferences, privileges, qualifications, limitations or restrictions of, or applicable to, the preferred stock;

•	authorize, issue or increase the authorized amount of any class of senior securities or parity securities;

•	increase or decrease (other than by redemption or conversion) the authorized number of shares of Halcón’s preferred stock;

•	liquidate, dissolve or wind up in any form of transaction; or

•

enter into any agreement regarding, or any transaction or series of transactions resulting in, a change of control unless provision is made in the agreement effecting such transaction for the redemption of Halcón’s preferred stock in cash in accordance with the certificate of designation for the preferred stock.

Additional information regarding the terms of the preferred stock, the rights of the preferred stockholders and related matters is included in Items 3.02 and 5.03 of this current report and is incorporated herein by reference.

Under the terms of the Stockholders Agreement, CPPIB also has the right to designate one, and under certain circumstances up to two, candidates for election to Halcón’s board of directors, as well as certain pre-emptive rights, which are more fully described in Item 1.01 of this current report.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the closings of the Williston Basin Transaction and the CPPIB Transaction, the size of Halcón’s board of directors was increased from 11 to 13 members, and Halcón’s board appointed two additional directors as described below.

Appointment of Class B Directors

David S. Hunt

On December 6, 2012, in connection with the closing of the Williston Basin Transaction and pursuant to the terms of the Purchase Agreement, David S. Hunt was appointed to Halcón’s board of directors as a Class B director with a term expiring in 2015. On that same date, Halcón’s board of directors affirmatively determined that Mr. Hunt is an “independent director” with respect to the Company under the independence rules of the New York Stock Exchange codified in Section 303A of the NYSE Listed Company Manual.

Mr. Hunt, age 49, is the founder and Managing Partner of Genesis Acquisition Partners, L.P., an independent oil and gas acquisition, development and production company headquartered in Dallas, Texas, since 1995. He has been an active investor in the oil and gas exploration, oil service and midstream sectors for more than 25 years. Mr. Hunt has made numerous equity and debt investments in companies ranging from private start-ups to later stage public companies across a number of different industries. Mr. Hunt was a director of Cornerstone Natural Gas, Inc. (AMEX: CGA) from November 1993, when the company emerged from bankruptcy reorganization, until June 1996 when Cornerstone was sold to El Paso Natural Gas Company. Mr. Hunt graduated from the University of Texas with a BA in Business in 1985.

For his service on Halcón’s board of directors, Mr. Hunt will be entitled to the same compensation arrangements as Halcón’s other non-employee directors, including an annual cash retainer of $50,000, and equity-based awards in the form of shares of restricted stock under Halcón’s 2012 Long-Term Incentive Plan. Upon his appointment to Halcón’s board, Mr. Hunt received a grant of 7,800 restricted shares of Halcón common stock. Mr. Hunt also entered into an indemnity agreement with the Company, the form of which was previously filed as Exhibit 10.1 to Halcón’s current report on Form 8-K, filed with the SEC on March 19, 2012.

Kevin E. Godwin

Also on December 6, 2012, in connection with the closing of the CPPIB Transaction and pursuant to the terms of the Stockholders Agreement, Kevin E. Godwin was appointed to Halcón’s board of directors as a Class B director with a term expiring in 2015. On that same date, Halcón’s board of directors affirmatively determined that Mr. Godwin is an “independent director” with respect to the Company under the independence rules of the New York Stock Exchange codified in Section 303A of the NYSE Listed Company Manual.

Mr. Godwin, age 45, has served as a Senior Portfolio Manager of Canada Pension Plan Investment Board in its Relationship Investments group since 2008. From 2005 to 2008, Mr. Godwin served as a Principal of Birch Hill Equity Partners L.P. From 1995 to 2005, he worked at TD Securities then TD Capital Group Limited, ultimately serving as Vice President and Director. Mr. Godwin began his professional career in 1989 with ICI Explosives then Stuart Energy serving as a Project Engineer. Mr. Godwin is a graduate of Queen’s University (Kingston, Ontario), having received a Bachelor’s Degree in Applied Science (Mechanical Engineering) in 1989. He also received a Masters Degree in Business Administration in 1995 from the Richard Ivey School of Business, University of Western Ontario. In 2012, Mr. Godwin received the ICD.D designation from the Institute of Corporate Directors. Mr. Godwin has served on the board of directors of several private companies.

For his service on Halcón’s board of directors, Mr. Godwin will be entitled to the same cash compensation arrangements as Halcón’s other non-employee directors, including an annual cash retainer of $50,000. In connection with Mr. Godwin’s appointment to the board, Halcón granted 7,800 restricted shares of Halcón common stock to CCPIB in a private placement pursuant to the exemptions from registration provided in Regulation D, Rule 506, under Section 4(2) of the Securities Act. Mr. Godwin also entered into an indemnity agreement with the Company, the form of which was previously filed as Exhibit 10.1 to Halcón’s current report on Form 8-K, filed with the SEC on March 19, 2012.

Resignation of Class C Director

On December 7, 2012, E. Murphy Markham IV notified the board of directors of Halcón that he has resigned from the board (including as a member of the Compensation Committee) effective as of the close of business on that date. Mr. Markham’s resignation was not the result of any disagreement with the Company on any matter related to its operations, policies or practices.

Following Mr. Markham’s resignation, the size of Halcón’s board of directors was reduced from 13 to 12 members.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 5, 2012, Halcón filed with the Delaware Secretary of State a Certificate of Designation, Preferences, Rights and Limitations of 8% Automatically Convertible Preferred Stock (the “Certificate of Designation”), which created the series of preferred stock issued by Halcón on December 6, 2012.

Ranking; Dividends and Distributions. The preferred stock ranks senior to Halcón common stock with respect to payment of dividends and upon liquidation, dissolution or winding up of the Company. If the preferred stock is not converted into shares of Halcón common stock by April 6, 2013 (121 days after the date the preferred stock was issued), the holders of the preferred stock will be entitled to receive quarterly dividends, when, as and if declared by Halcón’s board of directors, at the rate of 8% per annum on the aggregate liquidation preference per share from the original issue date, or approximately $64.8 million per annum. No dividends shall be payable or accrue on the preferred stock if it converts into common stock before such date.

In the event of any liquidation, dissolution or winding up of the Company, the holders of the preferred stock will be entitled to receive (before any distribution on Halcón common stock) an amount per share equal to the liquidation preference per share of preferred stock, which is initially $74,453, and will be increased by the amount of any accrued and unpaid dividends on the preferred stock.

Anti-Dilution Adjustments. The preferred stock has anti-dilution adjustments for certain changes in Halcón’s capital stock, including: (i) the payment of a dividend or other distribution payable in shares of Halcón common stock, (ii) stock splits; (iii) the distribution to all, or substantially all, holders of shares of Halcón common stock of any rights, warrants or options entitling them to subscribe for or to purchase shares of Halcón common stock at an exercise price per share less than the average of the closing prices of Halcón common stock for the 10-consecutive trading day period ending on the trading day immediately preceding the time of announcement of such issuance (other than any rights, warrants or options that by their terms will also be issued to holders upon conversion of their preferred stock into common stock); (iv) a distribution to all, or substantially all, holders of Halcón common stock of shares of capital stock, evidences of indebtedness or other assets or property; and (v) a repurchase of all or a portion of the shares of Halcón common stock pursuant to a tender offer or exchange offer or any other offer available to substantially all holders of Halcón common stock to the extent that the cash and value of any other consideration included in the payment exceeds the closing price of a share of Halcón common stock on the trading day following the effective date of such repurchase.

Voting Rights. Holders of the preferred stock are entitled to vote on all matters submitted to a vote of the holders of Halcón common stock, including with respect to the election of directors; provided, they are not entitled to vote on proposals to facilitate the conversion of shares of preferred stock. Until such time as stockholder approval of the conversion has been obtained, the aggregate number of votes entitled to be cast by the preferred stock is not permitted to exceed 19.99% of the voting power of the Halcón common stock outstanding immediately prior to the issuance of the preferred stock.

Mandatory Redemption. On August 15, 2021, if any shares of preferred stock are then outstanding, Halcón will be required to redeem the preferred stock.

Automatic Conversion into Common Stock. Each share of preferred stock will be convertible into a number of shares of Halcón common stock determined by dividing the liquidation preference of the preferred stock, which is equal to the liquidation price plus the amount of any accrued and unpaid dividends through the date of conversion, by the conversion price. No dividend will be paid on the preferred stock if it converts into common stock on or before April 6, 2013. Accordingly, until such date each share of preferred stock will automatically convert into 10,000 shares of common stock at an initial conversion price of approximately $7.45 per share of common stock and each fractional share of preferred stock will be initially convertible into a proportionate number of shares of common stock. The preferred stock will automatically convert into Halcón common stock on the day immediately following the last to occur of: (1) approval by Halcón stockholders, and filing with the Secretary of State of the State of Delaware, of an amendment to Halcón’s Amended and Restated Certificate of Incorporation increasing the number of shares of common stock that Halcón is authorized to issue from approximately 336.7 million shares to an amount sufficient to permit conversion of the preferred stock; (2) approval by Halcón’s stockholders of the issuance of the common stock to be issued upon conversion of the preferred stock; and (3) approval of the NYSE of the listing of the common stock to be issued upon conversion of the preferred stock.

The foregoing description of the amendment to Halcón’s certificate of incorporation is qualified in its entirety by reference to the full text of the Certificate of Designation, which attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On December 6, 2012, Halcón issued a press release announcing the completion of the Williston Basin Transaction and the CPPIB Transaction. A copy of the press release is furnished as Exhibit 99.3 to this current report and is incorporated herein by reference.

Item 8.01	Other Events.

Effective December 6, 2012, and in conjunction with the closing of the Williston Basin Transaction, the borrowing base on Halcón’s senior secured revolving credit facility was increased from $525 million to $850 million. The next borrowing base redetermination is scheduled for the second quarter of 2013.

Additional Information About the Williston Basin Transaction

Halcón will file a proxy statement and other documents with the SEC containing proposals relating to the conversion of the preferred stock issued in the Williston Basin Transaction and soliciting stockholder approval. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain these documents free of charge at the SEC’s website at www.sec.gov. You may also obtain these documents free of charge at www.halconresources.com. You may also read and copy any reports, statements and other information filed by Halcón with the SEC at the SEC public reference room at 100 F Street N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at (800) 732-0330 or visit the SEC’s website for further information on its public reference room.

Participants in Solicitation

Halcón and its executive officers and directors may be deemed to be participants in the solicitation of proxies in connection with the proposals described above. Information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The Independent Auditors’ Report and Statements of Revenues and Direct Operating Expenses of the Williston Basin Assets for the three years in the period ended December 31, 2011 and the three and six months ended June 30, 2012 and 2011, including footnotes thereto, were filed as Exhibit 99.2 to Halcón’s current report on Form 8-K, filed with the SEC on October 22, 2012 and are incorporated herein by reference.

The statements of revenues and direct operating expenses of the Williston Basin Assets for the three and nine months ended September 30 2012 and 2011, including footnotes thereto, are filed as Exhibit 99.1 to this current report on Form 8-K.

(b) Pro Forma Financial Information.

The unaudited pro forma condensed combined balance sheet of the Company as of September 30, 2012 and the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2011 and the nine months ended September 30, 2012 are attached hereto as Exhibit 99.2 and are incorporated herein by reference. These unaudited pro forma financial statements effect to the Williston Basin Transaction on the bases, and subject to the assumptions, set forth therein in accordance with Article 11 of Regulation S-X.

(d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Designation of 8% Automatically Convertible Preferred Stock, dated December 5, 2012.

4.1	Registration Rights Agreement dated December 6, 2012 by and between Halcón Resources Corporation and Petro-Hunt Holdings, LLC and Pillar Holdings, LLC.

4.2	First Amendment to Registration Rights Agreement dated December 6, 2012 by and between Halcón Resources Corporation and HALRES LLC.

4.3	First Supplemental Indenture, dated as of December 6, 2012, by and among Halcón Resources Corporation, the parties named therein as subsidiary guarantors, and U.S. Bank National Association, as trustee, relating to the 8.875% senior notes due 2021.

4.4	Third Supplemental Indenture, dated as of December 6, 2012, by and among Halcón Resources Corporation, the parties named therein as subsidiary guarantors, and U.S. Bank National Association, as trustee, relating to the 9.75% senior notes due 2020.

10.1	Stockholders Agreement dated December 6, 2012 by and between Halcón Resources Corporation and CPP Investment Board PMI-2 Inc.

99.1	Statements of revenues and direct operating expenses of the Williston Basin Assets for the three and nine months ended September 30, 2012 and 2011.

99.2	Pro forma condensed combined balance sheet of Halcón Resources Corporation as of September 30, 2012, and pro forma condensed combined statements of operations of Halcón Resources Corporation for the year ended December 31, 2011 and the nine months ended September 30, 2012, giving effect to the Williston Basin Transaction.

99.3	Press release dated December 6, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALCÓN RESOURCES CORPORATION

December 10, 2012	By:	/s/ Mark J. Mize
	Name:	Mark J. Mize
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Designation of 8% Automatically Convertible Preferred Stock, dated December 5, 2012.

4.1	Registration Rights Agreement dated December 6, 2012 by and between Halcón Resources Corporation and Petro-Hunt Holdings, LLC and Pillar Holdings, LLC.

4.2	First Amendment to Registration Rights Agreement dated December 6, 2012 by and between Halcón Resources Corporation and HALRES LLC.

4.3	First Supplemental Indenture, dated as of December 6, 2012, by and among Halcón Resources Corporation, the parties named therein as subsidiary guarantors, and U.S. Bank National Association, as trustee, relating to the 8.875% senior notes due 2021.

4.4	Third Supplemental Indenture, dated as of December 6, 2012, by and among Halcón Resources Corporation, the parties named therein as subsidiary guarantors, and U.S. Bank National Association, as trustee, relating to the 9.75% senior notes due 2020.

10.1	Stockholders Agreement dated December 6, 2012 by and between Halcón Resources Corporation and CPP Investment Board PMI-2 Inc.

99.1	Statements of revenues and direct operating expenses of the Williston Basin Assets for the three and nine months ended September 30, 2012 and 2011.

99.2	Pro forma condensed combined balance sheet of Halcón Resources Corporation as of September 30, 2012, and pro forma condensed combined statements of operations of Halcón Resources Corporation for the year ended December 31, 2011 and the nine months ended September 30, 2012, giving effect to the Williston Basin Transaction.

99.3	Press release dated December 6, 2012.